UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2017

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the board of directors of Calavo Growers, Inc. (Calavo) appointed Kathleen Holmgren to fill the board position vacated by Mr. George Barnes, who retired in August 2016. Ms. Holmgren has not been appointed to any committees of the board of directors, nor does she have any transactions with related parties which would require disclosure pursuant to Item 404 of Regulation S-K. Ms. Holmgren will receive the standard director compensation that Calavo provides to its non-employee directors. A description of Calavo’s standard compensation can be found on page 14 of Calavo’s 2016 Proxy Statement, dated February 29, 2016.

Ms. Holmgren is a seasoned executive with over 30 years of experience in the storage, software, computer systems, and management consulting industries. In her management consulting practice, she provides functional and general management expertise to her client’s business – often serving in interim executive roles. Ms. Holmgren worked as a Senior Vice President at Sun Microsystems, and is currently a Chief Officer at Automation Anywhere. Ms. Holmgren has a bachelor’s degree in Industrial Engineering from California Polytechnic State University, and holds an MBA from Stanford University.

Under applicable Nasdaq rules, Ms. Holmgren is considered independent. With her appointment, Calavo’s board of directors has a majority of independent directors, as required by Nasdaq Listing Rule 5605(b)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

January 31, 2017	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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